EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED









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                                 PRESS RELEASE

FOR IMMEDIATE RELEASE


CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)         Phone:       610-366-1800
         American Bank, Inc.                           Toll-Free:   888-366-6622
         President and Chief Executive Officer         Fax:         610-366-1900

                  American Bank Reports Third Quarter Earnings

Allentown, PA, October 16, 2003 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter and nine months ended September 30, 2003. Net income for the quarter was $556,000, or $0.08 per diluted share, a decrease of $55,000 from the same period in the prior year. Net income for the nine months ended September 30, 2003 was $1,921,000, or $0.29 per diluted share, an increase of $113,000 from the same period in the prior year.

At the end of the third quarter of 2003, assets totaled $478.9 million, up 9.5% from $437.4 million for the third quarter of 2002. Total loans reached $187.0 million as of September 30, 2003, an increase of 41.3%, from $132.3 million as of September 30, 2002, while deposits increased 11.6% to $325.2 million from $291.5 million for the same period.

The decrease in earnings for the quarter is primarily attributable to a decrease of 54 basis points in the net interest margin compared to September 30, 2002. This decrease was the result, in large part, to accelerated prepayments of residential mortgage backed securities created by the recent refinancing surge that occurred during the second and third quarters of 2003. As a result of the accelerated prepayments, premiums paid for the mortgage backed securities were amortized at a faster rate and the funds from the prepayments were reinvested into lower yielding securities. During the third quarter, earnings were positively impacted by a $348,000 increase in non-interest income to $677,000 compared to $329,000 for the same quarter in 2002.

President and CEO Mark Jaindl stated, "We are pleased with the growth of American Bank's loan portfolio which increased by $52.1 million, or 39%, since the beginning of the year. As a result of this loan growth, the Company recorded a provision for loan losses of $207,000 for the current quarter compared to $15,000 for the same period in 2002, even though the quality of our loan portfolio remains strong with no non-performing loans at the end of the quarter."

Chairman of the Board of Directors Frederick Jaindl commented, "It is important to note that we continue to improve our operating expense to asset ratio, which reflects our commitment to being one of the most efficient banks in the country. By improving this ratio, which declined to 1.07% for the quarter ended September 30, 2003 from 1.36% for the same period in 2002, we are able to offer our customers competitive rates on loans and deposit products."

American Bank, Inc. common stock last traded at $8.29 per share.

About American Bank

American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. American Bank Online and pcbanker.com deliver a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APYs) that were among the highest reported. American Bank is FDIC insured.

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Forward-Looking Statements

         Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Bank's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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American Bank, Inc.
Selected Financial Information
(In thousands, except per share data and ratios)

                                                             Unaudited
                                                            September 30,      December 31,
                                                        -------------------
                                                         2003         2002         2002
                                                         ----         ----         ----
Selected Financial Condition Data:
Total assets .....................................    $ 478,855    $ 437,423    $ 453,265
Loans receivable, net ............................      186,955      132,290      134,926
Allowance for loan losses ........................        2,227        1,699        1,759
Securities available for sale (at fair value)  ...      246,880      252,728      276,569

Securities held to maturity (at cost) ............       19,421       12,295       13,466
Deposits .........................................      325,175      291,538      306,751
FHLB advances ....................................       97,420       97,905       97,791
Subordinated debentures ..........................       10,200       10,200       10,200
Stockholders' equity .............................       34,545       27,395       28,593

Book value per share .............................    $    5.07    $    4.53    $    4.70

Shares outstanding ...............................        6,807        6,074        6,078




                                                          Unaudited               Unaudited
                                                        For the Three            For the Nine
                                                   Months Ended Sept. 30,   Months Ended Sept. 30,
                                                  ------------------------ ------------------------
                                                      2003      2002            2003      2002
                                                     ------    ------          ------    ------
Selected Operating Data:
Total interest income ...........................     4,510     5,072          14,360    15,237
Total interest expense ..........................     2,958     3,221           9,056     9,205
                                                    -------   -------         -------   -------
     Net interest income ........................     1,552     1,851           5,304     6,032
Provision for loan losses .......................       207        15             219       156
                                                    -------   -------         -------   -------
     Net interest income after provision for loan
        losses ..................................     1,345     1,836           5,085     5,876
Fees and service charges ........................        41        36             123       114
Net realized gain on sales of mortgage loans ....       144        79             393       172
Net realized gain on sales of securities ........       349        73             477        76
  Other income ..................................       143       141             452       244
                                                    -------   -------         -------   -------
     Total non-interest income ..................       677       329           1,445       606
                                                    -------   -------         -------   -------
Total operating expense .........................     1,252     1,325           3,818     3,872
                                                    -------   -------         -------   -------
      Income before taxes on income .............       770       840           2,712     2,610
Taxes on income .................................       214       229             791       802
                                                    -------   -------         -------   -------

     Net income .................................   $   556   $   611         $ 1,921   $ 1,808
                                                    =======   =======         =======   =======
Earnings per share-basic ........................   $  0.08   $  0.10         $  0.30   $  0.30
                                                    =======   =======         =======   =======
                   diluted ......................   $  0.08   $  0.10         $  0.29   $  0.29
                                                    =======   =======         =======   =======
Weighted average shares outstanding-basic .......     6,788     6,052           6,349     6,023
                                                    =======   =======         =======   =======
                                   -diluted......     8,063     7,368           7,752     6,908
                                                    =======   =======         =======   =======


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

American Bank, Inc.
Selected Financial Information
                                                                  Unaudited
                                                                For the Three
                                                            Months Ended Sept. 30,
                                                           ------------------------
                                                                2003     2002
                                                                ----     ----
Performance Ratios(1):
Return on assets (ratio of net income to average total
assets) .................................................       0.47%    0.62%
Return on equity (ratio of net income to average equity)        7.32%    9.41%
Net interest margin (ratio of net interest income divided
by average earning assets) ..............................       1.34%    1.88%
Ratio of operating expense to average total assets ......       1.07%    1.36%
Efficiency ratio (ratio of operating expenses divided by
net interest income plus non-interest income) ...........      56.16%   60.77%

Asset Quality Ratios:
Non-performing assets to total assets at end of period ..       none     none
Allowance for loan losses to non-performing loans .......        n/a      n/a
Allowance for loan losses to loans receivable ...........       1.18%    1.27%

Regulatory Capital Ratios-Bank:
Tier I to average assets ................................       7.66%    7.51%
Tier I to risk weighted assets ..........................      14.35%   11.80%
Total capital to risk weighted assets ...................      15.22%   12.44%

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(1) Ratios for the three month periods are annualized.

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